EXHIBIT 5.9

August 28, 2009

Wendy’s/Arby’s Restaurants, LLC (the Company”)

1155 Perimeter Center West

Atlanta, Georgia 30338

Ladies and Gentlemen:

We have acted as special counsel in the State of Georgia (the “State”) to RTM Acquisition Company, L.L.C., a Georgia limited liability company, RTM Partners, LLC, a Georgia limited liability company, RTM Georgia, LLC, a Georgia limited liability company, RTM Savannah, LLC, a Georgia limited liability company, RTM, LLC, a Georgia limited liability company, and ARG Resources, LLC, a Georgia limited liability company (each referred to herein as a “Georgia Guarantor” and sometimes collectively referred to herein as the “Georgia Guarantors”), all being indirect subsidiaries the Company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of the Company, the Georgia Guarantors, and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors”, and together with the Georgia Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement relates to the registration under the Act of the Company’s $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company and the Guarantors in accordance with the terms of the Indenture, dated as of June 23, 2009, among the Company, the Guarantors, and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture, dated as of July 8, 2009 (the “Indenture”).

We have been asked to deliver this opinion at the request of the Georgia Guarantors. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded such terms in the Registration Statement.

I.             Documents Reviewed. In rendering the opinions expressed below, we have examined executed facsimile or emailed copies of the following documents:

(a)          the Registration Statement;

(b)          the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibits 4.1 and 4.3 to the Registration Statement; and

(c)          the Registration Rights Agreement, dated as of June 23, 2009 (the “Registration Rights Agreement”), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement;

(d)          the Purchase Agreement, dated as of June 18, 2009, among Wendy’s/Arby’s Restaurants, LLC, the Guarantors party thereto and the initial purchasers named therein.

(e)          That certain Unanimous Written Consent of the Board of Directors or Board of Managers in Lieu of Meeting for the Subsidiaries of the Company dated June 11, 2009 (the “Consent”);

(f)           Articles of Organization for RTM, LLC certified as of June 12, 2009 and Articles of Organization for each of the other Georgia Guarantors, certified as of June 10, 2009, by the Office of the Georgia Secretary of State with respect to the existence of each of the Georgia Guarantors (collectively, the “Articles of Organization”) and the operating agreements for the Guarantors (the “Operating Agreements”); and

(g)          Certificate dated June 12, 2009, for RTM, LLC and certificates dated June 10, 2009, for each of the other Georgia Guarantors, issued by the Office of the Georgia Secretary of State with respect to the existence of the Georgia Guarantors (collectively, the “Certificates of Existence”);

II.            Assumptions. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, emailed, faxed, or photostatic copies and the authenticity of the originals of such faxed, emailed, or photostatic documents. We have not reviewed any organizational documents of the Georgia Guarantors other than the Articles of Organization, the Operating Agreements, the Consent, and the Certificates of Existence, and we assume that these organization documents are true, accurate, and complete in all material respects. We have also assumed that (i) each natural person executing any of the documents set forth in Section I(a)-(d) above (hereinafter referred to as the “Opinion Documents”) is legally competent to do so, and (ii) the obligations of all parties to the Opinion Documents are legal, valid, and binding obligations of such parties, enforceable in accordance with their respective terms.

III.          Opinions. Based on the foregoing, and subject to the conditions, limitations, assumptions, and qualifications stated herein, we are of the opinion that:

(a)          Based solely on the Articles of Organization and the Certificates of Existence and to our knowledge, each of the Georgia Guarantors is a limited liability company duly organized, validly existing, and in good standing under the laws of the State and has the organizational power to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Registration Rights Agreement

and the Guarantees.

(b)          Based solely on the Consent, and to our knowledge, the Registration Statement, the Indenture, the Registration Rights Agreement, and the Purchase Agreement have been duly authorized, executed, and delivered by the Georgia Guarantors.

(c)          Based solely on the Consent, and to our knowledge, (i) the Guarantees endorsed on the Initial Notes by each of the Georgia Guarantors has been duly authorized, executed, and delivered by each such Guarantor and (ii) the Guarantees to be endorsed on the Exchange Notes by each of the Georgia Guarantors has been duly authorized by such Georgia Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor.

(d)          The execution, delivery, and performance of the Registration Agreement, the Indenture, the Purchase Agreement, and the Registration Rights Agreement by the Georgia Guarantors, and the issuance and sale of the Guarantees and compliance with the terms and provisions thereof by the Georgia Guarantors, will not result in a breach or violation of any of the terms and provisions of the Articles of Organization or the Operating Agreement of the Georgia Guarantors or any statute, rule, or regulation of the State, or to our knowledge, any order of any governmental agency or body or any court having jurisdiction over the Georgia Guarantors or any of their properties.

(e)           No consent, approval, authorization, or order of, or filing with, any person (including any governmental agency or body or any court) is required in the State for the consummation by the Georgia Guarantors of the transactions contemplated by the Registration Statement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance, and sale of the Exchange Notes and Guarantees by the Company and the Guarantors, except such as may be required under state securities laws.

IV.          Consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of Burr & Forman LLP under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement.

V.           Qualifications and Limitations. The opinions set forth herein are also subject to the following qualifications and limitations:

(a)          The opinions herein are limited to the laws of the State, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. Unless specifically addressed in this opinion letter, the following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in this opinion letter: (a) local laws, codes and ordinances; (b) tax laws; (c) state and federal securities laws and (d) antitrust laws.

(b)          As used in this opinion, the words “our knowledge” mean that in the course of our representation of the Georgia Guarantors, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinion is not accurate. Except as otherwise expressly stated in this opinion, we have undertaken no investigation or verification of such matters. Further, the words “our knowledge” are intended to be limited to the actual knowledge of the attorneys within our firm who have been directly involved in representing the Georgia Guarantors in connection with the transactions contemplated by the Opinion Documents or who we reasonably believe have knowledge of the affairs of the Georgia Guarantors.

(c)          By rendering our opinions, we do not undertake to advise you of any changes in law or facts which may occur after the date hereof.

(d)          This letter is furnished only to the Company, and its successors and/or assigns, and may be relied upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP for purposes of its opinion letter to the Company, which will be dated the date of initial filing of the Registration Statement and will be filed as Exhibit 5.1 to the Registration Statement, and is solely for their benefit in connection with the transactions contemplated by the Opinion Documents. Bank examiners and other regulatory authorities should they so request in connection with their normal examinations; independent auditors and attorneys of the Company or Paul, Weiss, Rifkind, Wharton & Garrison LLP pursuant to order or legal process of any court of governmental agency, or in connection with any legal action to which the Company or Paul, Weiss, Rifkind, Wharton & Garrison LLP is a party arising out of the transactions contemplated by the Opinion Documents; and potential permitted assignees or participants for their information may rely on this opinion as if it were addressed to them (provided that such delivery shall not constitute a re-issue or reaffirmation of this opinion as of any date after the date hereof). This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent, except as required by law or pursuant to legal process.

Very truly yours,

/s/ Burr & Forman LLP

BURR & FORMAN LLP